                                                                 EXHIBIT 10.9(d)



                                      LEASE


                                     between


                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                       and


                               GALOOB TOYS, INC.,
                             a Delaware corporation


                                December 3, 1996





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                                TABLE OF CONTENTS

                                                                      Page

LEASE....................................................................1

1.       Parties.........................................................1

2.       Premises........................................................1

3.       Term............................................................1
         3.1  Term.......................................................1
         3.2  Delay in Possession........................................1
         3.3  Early Possession...........................................2

4.       Rent............................................................2
         4.1  Base Rent..................................................2
         4.2  Rent Commencement Date.....................................2

5.       Security Deposit................................................2

6.       Use.............................................................3
         6.1  Use .......................................................3
         6.2  Compliance with Law........................................3
         6.3  Condition of Premises......................................4

7.       Maintenance, Repairs and Alterations............................5
         7.1  Lessee's Obligations.......................................5
         7.2  Surrender..................................................6
         7.3  Lessor's Rights............................................6
         7.4  Lessor's Obligations.......................................7
         7.5  Alterations and Additions..................................9

8.       Insurance; Indemnity...........................................14

9.       Damage or Destruction..........................................19
         9.1  Definitions...............................................19
         9.2  Partial Damage -- Insured Loss............................19
         9.3  Partial Damage -- Uninsured Loss..........................20
         9.4  Total Destruction.........................................20
         9.5  Damage Near End of Term...................................20
         9.6  Abatement of Rent; Lessee's Remedies......................21
         9.7  Termination -- Advance Payments...........................22
         9.8  Waiver....................................................22

10.      Real Property Taxes............................................22
         10.1  Payment of Taxes.........................................22
         10.2  Definition of "Real Property Tax"........................22
         10.3  Joint Assessment.........................................23
         10.4  Additional Provisions Regarding Real Property Taxes......23
         10.5  Personal Property Taxes..................................24

11.      Utilities......................................................24



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12.      Assignment and Subletting......................................24
         12.1  Lessor's Consent Required................................24
         12.2  Procedure................................................24
         12.3  Lessees Other Than Individuals...........................26
         12.4  Lessee Affiliate.........................................26
         12.5  No Release of Lessee.....................................26
         12.6  Assignment to Lessor.....................................27
         12.7  Attorney's Fees..........................................27
         12.8  Certain Permitted Subleases..............................27
         12.9  Deemed Approval..........................................28

13.      Defaults; Remedies.............................................28
         13.1  Defaults.................................................28
         13.2  Remedies.................................................29
         13.3  Default by Lessor........................................31
         13.4  Late Charges.............................................31
         13.5  Impounds.................................................32

14.      Condemnation...................................................32

15.      Broker's Commissions...........................................33

16.      Estoppel Certificate...........................................34

17.      Lessor's Liability.............................................35

18.      Severability...................................................35

19.      Interest on Past-due Obligations...............................35

20.      Time of Essence................................................36

21.      Additional Rent................................................36

22.      Incorporation of Prior Agreements; Amendments..................36

23.      Notices........................................................36

24.      Waivers........................................................37

25.      No Recording...................................................37

26.      Holding Over...................................................37

27.      Cumulative Remedies............................................38

28.      [Intentionally Omitted]........................................38

29.      Binding Effect; Choice of Law..................................38

30.      Subordination..................................................38




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31.      Attorney's Fees................................................39

32.      Lessor's Access................................................39

33.      Auctions.......................................................39

34.      Signs..........................................................39

35.      Merger.........................................................40

36.      Consents.......................................................40

37.      [Intentionally Omitted]........................................40

38.      Quiet Possession...............................................40

39.      Options........................................................40
         39.1  Definition...............................................40
         39.2  Options Personal.  ......................................41
         39.3  Option...................................................41
         39.4  C.P.I. Adjusted Option Rent..............................41
         39.5  Effect of Default on Options.............................42

40.      [Intentionally Omitted]........................................43

41.      Security Measures..............................................43

42.      Easements......................................................43

43.      Performance Under Protest......................................43

44.      Authority......................................................43

45.      Cashier's Checks...............................................43

46.      Amendments to Lease............................................44

47.      Storage Tanks..................................................44

48.      Lessee's Covenants Regarding Hazardous Materials...............44
         48.1  Lessor's Prior Consent...................................44
         48.2  Compliance with Hazardous Materials Laws.................45
         48.3  Hazardous Materials Removal..............................46
         48.4  Notices..................................................46
         48.5  Indemnification of Lessor................................47
         48.6  Preexisting Conditions...................................47

49.      Rail Spur......................................................47

50.      Early Entry By Lessee and Lessee's Work........................47

51.      Lessor's Work..................................................48



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52.      Delay in Completion of Lessor's Work...........................49




Exhibit "A"        Premises (Paragraph 2)

Exhibit "B"        Schedule of Reports

                                      LEASE



1. Parties. This Lease, dated, for reference purposes only, December 3, 1996, is made by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Lessor") and GALOOB TOYS, INC., a Delaware corporation ("Lessee").

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property (and all improvements thereon) situated in the County of Los Angeles, State of California, commonly known as 5431 Philadelphia Street, Ontario, California and consisting of an approximately 432,308 square foot building (the "Building") and adjacent land and more particularly delineated on Exhibit "A" attached hereto and by this reference incorporated herein. Said real property including the land and all improvements thereon, is herein called "the Premises".

3. Term.

         3.1 Term. The term of this Lease (the "Lease Term") shall be for five
(5) years commencing on May 1, 1997 (the "Commencement Date"), and ending on April 30, 2002, unless sooner terminated pursuant to any provision hereof. The Lease Term is subject to extension for a 5-year option term in accordance with Paragraph 39 of this Lease.

         3.2 Delay in Possession. Notwithstanding the later Commencement Date, Lessee shall be given possession of the Premises on the first business day after the date of full execution and delivery of this Lease (the "Execution Date"). If for any reason Lessor fails to deliver possession of the Premises to Lessee by the Date (the "Early Access Date") that is 30 days after the Execution Date, Lessor shall not be subject to liability therefor, nor shall such failure affect the validity of this Lease, but the Rent Commencement Date (defined in Paragraph 4.2) shall be postponed for one day for each day of delay in delivery of possession of the Premises to Lessee beyond the Early Access Date. Notwithstanding the foregoing, if Lessor shall not have delivered possession of the Premises within sixty (60) days following the Execution Date, Lessee may, at Lessee's option, by notice in writing to Lessor within thirty (30) days following such 60-day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said 30-day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Lessee acknowledges that after delivery of possession to Lessee, Lessor shall continue to have the right to enter the Premises to perform Lessor's Work (as defined in






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Paragraph 51) and otherwise as permitted by this Lease. Lessee further acknowledges that due to Lessor's construction of Lessor's Work there will exist disruption of and interference with Lessee's use of the Premises. No such disruption or interference or presence on the Premises by Lessor or its contractors to perform Lessor's Work shall be deemed to be a failure by Lessor to deliver possession.

         3.3 Early Possession. Lessee's use and occupancy of the Premises prior to the Commencement Date shall be subject to all provisions hereof, provided, however, Lessee shall have no obligation to pay Base Rent (as defined below) until the Rent Commencement Date. From and after the date of commencement of Lessee's early occupancy and use of the Premises, Lessee shall be responsible for payment of all costs and expenses (other than Base Rent) payable by Lessee under this Lease.

4. Rent.

         4.1 Base Rent. From and after the Rent Commencement Date (as defined in Paragraph 4.2), Lessee shall pay to Lessor as rent for the Premises, monthly payments of $112,400.00("Base Rent"), in advance, on the first day of each month of the term hereof. Lessee shall pay Lessor upon the execution hereof $112,400.00 as rent for May, 1997. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing, without any offset or deduction.

         4.2 Rent Commencement Date. Provided that (i) possession of the Premises is delivered to Lessee upon the Early Access Date of this Lease as set forth in Paragraph 3.2 and (ii) all of Lessor's Work is substantially completed (as defined in Paragraph 52) prior to the Lessor Completion Date (as defined in Paragraph 52), Lessee's obligation to pay Base Rent shall commence on May 1, 1997 (the "Rent Commencement Date"). The Rent Commencement Date is subject to postponement in accordance with the terms of Paragraphs 3.2 and 52 of this Lease. If the Rent Commencement Date is postponed in accordance with the terms of this Lease, Lessee shall have no obligation to pay Base Rent hereunder until such postponed date. Lessor and Lessee agree that for tax reporting purposes, none of the Base Rent in periods in which the Base Rent is not being abated shall be allocated to any other period.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof $112,400.00 ("Security Deposit"), as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of




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


said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit following the occurrence of an Event of Default, Lessee shall within ten
(10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be material breach of this Lease. If Lessee exercises its option pursuant to Paragraph 39, and the monthly rent during the Option Period (as defined below) is greater than the initial Security Deposit, Lessee shall thereupon deposit with Lessor an additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current rent as the original security deposit bears to the original monthly rent set forth in Paragraph 4 hereof. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

6. Use.

         6.1 Use. The Premises shall be used and occupied for warehousing and distribution of toys and related products and for purposes consistent with the class and character of the Premises and in compliance with applicable laws, rules and regulations (including zoning requirements). It is acknowledged that the Premises include, without limitation, each of the following facilities, all of which are included as permitted uses under this Lease: warehouse space, executive and administrative offices, computer rooms, lunch room, conference rooms, copy/mail rooms, restrooms/locker rooms.

         6.2 Compliance with Law. Subject to the terms of this Paragraph 6.2 and except as otherwise set forth in this Lease, Lessee shall, at Lessee's expense, comply promptly with all applicable codes, statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof relating in any way to the Premises. Lessee shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance. Notwithstanding anything to the contrary herein, (i) in no event will the terms of this Paragraph 6.2 be deemed or construed to relieve Lessor from any of its obligations to repair or maintain the Premises as required under this Lease, and (ii)



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the obligations of Lessee and Lessor with respect to any repairs, maintenance, replacements or capital improvements which are expected to cost in excess of $100,000 for any single project (each, a "Major Project") which is not Lessee Caused Compliance Work (as defined below) shall be governed by Paragraphs 7.4(e) and 7.4(f). It is further agreed that Lessee's obligations under this Paragraph
6.2 shall not be applicable in the event of casualty or condemnation, which events will be governed by the terms of Paragraph 9 and 14 of this Lease. As used herein, "Lessee Caused Compliance Work" shall mean work made necessary by Lessee's particular use of the Premises (as compared with general permitted uses), any alteration of the Premises by Lessee or any Event of Default by Lessee under this Lease.

         6.3 Condition of Premises.

                  (a) Lessor shall deliver the Premises to Lessee clean and free of debris on the date provided for in Paragraph 3.2 and Lessor further warrants to Lessee that the ESFR sprinkler system, the roof membrane and HVAC systems shall be in good condition and good working order as of the date Lessee first occupies the Premises and as of the date of completion of Lessor's Work. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor's sole cost, rectify such violation. Lessee's failure to give such written notice to Lessor within ninety (90) days after the earlier of the Lease Commencement Date or the date on which Lessee first occupies the Premises for business purposes shall cause the conclusive presumption that Lessor has complied with all of Lessor's obligations under this Paragraph 6.3(a); provided that nothing in this sentence shall limit Lessor's obligations under Paragraph 7.4. Lessee shall also receive the benefit of any warranty or other similar assurance issued in connection with the completion of Lessor's Work.

                  (b) Subject to Lessor's obligation to complete all of Lessor's Work and perform its other obligations under this Lease throughout the Lease Term, Lessee agrees to accept the Premises subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions or easements of record, and accepts this Lease subject thereto and to all matters disclosed by any exhibits attached hereto or otherwise disclosed in writing to Lessee prior to the Execution Date. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business. Lessor hereby represents and warrants that it has no actual knowledge of any violations of any laws, rules, regulations or restrictions applicable to the Premises existing as of the Execution Date. Lessor further represents that to Lessor's







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actual knowledge (i) true and complete copies of all reports, studies, and evaluations pertaining to the Premises have been delivered to Lessee and (ii) there exist no other reports or studies relating to the Premises except those listed in Exhibit "B" or being prepared pursuant to Paragraph 6.3(c) (collectively, the "Reports"). As used in this Paragraph 6.3(c), reference to "Lessor's actual knowledge" means and refers to written notices actually received by, or to facts in question being actually known (as opposed to imputed, inquiry or constructive knowledge) to Mark Harryman (an employee of Lessor's managing agent), without any due diligence or duty of inquiry. Lessor shall have no duty of investigation with respect to any representation made to its actual knowledge.

                  (c) Delivery of Reports. Prior to December 15, 1996, Lessor shall provide Lessee with reports prepared by reputable, qualified contractors certifying that the ESFR sprinkler system, the roof membrane, mechanical dock leveler equipment and the HVAC systems are in good condition and repair, and in compliance with applicable laws, rules and regulations. Lessee acknowledges that the contractors listed in Exhibit "B" and ACS (an HVAC contractor) satisfy the required qualifications of this Paragraph 6.3(c).

7. Maintenance, Repairs and Alterations.

         7.1  Lessee's Obligations.

                  (a) Subject to the terms and conditions of Para graph 7.4 and as otherwise set forth in this Lease, Lessee shall keep in good order, condition and repair the interior of the Premises and every nonstructural part thereof (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all plumbing, heating, ventilation and air conditioning (HVAC) systems (Lessee shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract) electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), ceilings, roofs (excluding any structural work or work relating to the roof membrane which Lessor is to perform pursuant to Paragraph 7.4), floors, windows, doors, plate glass and skylights located within the Premises, and all driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises.

                  (b) Lessee shall maintain the Premises as provided in Paragraph 7.1(a) and in accordance with the requirements of any covenants or restrictions as may from time to time be applicable to the Premises, provided that Lessee has received reasonable







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



advance notice of such requirements. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices and any damage or deterioration shall not be deemed "ordinary wear and tear" if the same could have been prevented by good maintenance practice. Subject to the terms and conditions of Paragraphs 7.4, Lessee's obligations shall include restorations, replacements or renewals when necessary and when determined not to be due to ordinary wear and tear, in order to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Subject to Paragraph 8 (Insurance) and Paragraph 9 (Casualty), Lessee shall make all repairs whatsoever on the Premises to the extent necessitated by the negligence, misconduct or fault of Lessee, or its employees, agents, licensees or contractors (each, a "Lessee Party").

                  (c) If Lessor shall have painted the exterior of the Building during the initial term of this Lease (which shall be done, if at all, at Lessor's sole cost and expense), Lessor shall have the right to require Lessee to repaint the exterior of the Building once during the Option Period (as defined below)

                  (d) Lessee shall cause the roof to be maintained pursuant to a roof maintenance contract with a reputable, qualified roof contractor approved by Lessor. In addition, Lessor reserves the right on 30 days' notice to Lessee to procure and maintain a roof maintenance contract with a reputable, qualified roof contractor and, if Lessor so elects, Lessee shall reimburse Lessor upon demand for the cost thereof, not to exceed the costs for those services generally charged in the area where the Premises are located for comparable work on comparable buildings.

         7.2 Surrender. On the last day of the Lease Term,, or on any sooner termination, Lessee shall surrender the Premises to Lessor broom-clean and free of debris and in reasonable working order and condition, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, upon termination of this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, mechanical systems, lighting fixtures, air conditioning, plumbing, heating (including space heaters) and fencing on the Premises in good condition and operating order, and Lessee shall upon demand pay to Lessor that portion of the cost to restore such items to good condition and operating order as may be reasonably allocable to Lessee's tenancy.

         7.3 Lessor's Rights. If Lessee fails to perform Lessee's obligations under this Paragraph 7, or under any other paragraph of this Lease, Lessor may at its option (but shall, not be required to) enter upon the Premises after ten
(10) days' prior







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



written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and the cost thereof together with interest thereon at the Interest Rate (as defined below) shall become due and payable as additional rental to Lessor together with Lessee's next rental installment. Without limiting the foregoing, in the event Lessee fails to appropriately maintain the HVAC system, Lessor reserves the right to procure and maintain HVAC system contract and if Lessor so elects, Lessee shall reimburse Lessor upon demand for the cost thereof, not to exceed the costs for those services generally charged in the area where the Premises are located for comparable work on comparable buildings

         7.4  Lessor's Obligations.

                  (a) Except for the obligations of Lessor under Paragraphs 6.2(a) and 6.3(a) (relating to Lessor's warranty), Paragraph 9 (relating to destruction of the Premises), under Paragraph 14 (relating to condemnation of the Premises), Paragraphs 7.4(b), 7.4(c), 7.4(d), 7.4(e), 7.4(f) and 7.4(g))and
Paragraph 51, it is intended by the parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises nor the Building located thereon nor the equipment therein, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. Lessee expressly waives the benefit of any statute now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

                  (b) Structural Components. Lessor shall maintain and repair the structural components of the Building on the Premises, including exterior walls, foundations and structural portions of the roof, but excluding the floors, subject to normal wear and tear, except to the extent the need for such maintenance or repair arises because of the negligence, misconduct or fault of Lessee or any Lessee Party.

                  (c) Replacement of HVAC System Units. Prior to December 15, 1996, the HVAC system shall be certified as being in good condition and repair. If any of the HVAC system units needs to be replaced or retrofitted to comply with legal requirements relating to the phase-out of CFCs during the term of the Lease, Lessor shall cause that replacement or retrofit to be made at Lessor's sole cost and expense subject to reimbursement from Lessee as provided in Paragraph 7.4(f).

                  (d) Roof. During the initial 5 year term of this Lease, Lessor shall be responsible for any replacement of the roof membrane, except to the extent that replacement is due to (i) Lessee's failure to properly maintain and repair the roof and/or (ii) the negligence, misconduct or fault of Lessee or any Lessee Party (collectively, "Lessee's Fault"). With respect to







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



any replacement of the roof membrane during the Option Period, Lessor shall cause such replacement work to be made at Lessor's sole cost and expense, except to the extent that replacement is due to Lessee's Fault, subject to reimbursement from Lessee as provided in Paragraph 7.4(f). The need for any replacement of the roof membrane shall be determined by Lessor in good faith based on advice from a reputable roof contractor.

                  (e) Certain Major Projects. If maintenance of the Building involves any Major Project that is not (a) Lessee Caused Compliance Work, (b) work that would otherwise be the obligation of Lessor under any of Paragraphs 7.4(b), 7.4(c), 7.4(d) or 7.4(g), or (c) required due to the negligence, misconduct or fault of Lessee or any Lessee Party, Lessor shall cause such Major Project to be made at Lessor's sole cost and expense, subject to reimbursement from Lessee as provided in Paragraph 7.4(f).

                  (f) Lessee's Contribution. With respect to any replacement or retrofitting of the HVAC systems pursuant to Paragraph 7.4(c), any replacement of the roof membrane during the Option Period pursuant to Paragraph 7.4(d), or any Major Project which is not Lessee Caused Compliance Work, the obligation of Lessee to pay a portion of the cost of such item (each, a "Major Item") shall be governed by this Paragraph 7.4(f). Lessee shall pay Lessor within 15 days after demand from Lessor a sum ("Lessee's Contribution"), equal to the product of (i) an amount equal to the cost to Lessor of the applicable Major Item multiplied by
(ii) a fraction (not to exceed one) the numerator of which is the number of months remaining in the term of the Lease after Lessor completes the Major Item and the denominator of which is the number of months in the useful life of the Major Item, as reasonably determined by Lessor. If Lessor's demand for reimbursement is made prior to Lessee's exercise of its option for the Option Period, and Lessee thereafter exercises that option, then Lessor may recalculate Lessee's Contribution as to each Major Item to account for the increase in the number of months in the term due to the addition of the Option Period and Lessee shall pay Lessor within 15 days of demand that recalculated Lessee's Contribution to the extent not previously paid by Lessee to Lessor.

                  (g) Earthquake Retrofitting. Lessor shall be responsible for any earthquake retrofitting of the Building structure required by applicable laws during the initial term of this Lease or the Option Period.

                  (h) Lessee Right to Make Repairs and Deduct Costs. If Lessee provides written notice to Lessor of an event or circumstance which requires the action of Lessor with respect to repair and/or maintenance of the structural elements of the Premises, and Lessor's failure to commence such action within 5 business days will result in a material, adverse impact on







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



Lessee's business in the Premises, and Lessor fails to commence such action within 2 business days after receipt of such written notice, then Lessee may proceed to take the required action upon delivery of an additional written notice to Lessor specifying that Lessee is taking such required action and, if such action was required under the terms of this Lease to be taken by Lessor, then Lessee shall be entitled to prompt reimbursement by Lessor for Lessee's reasonable costs and expenses in taking such action as provided in this Paragraph (unless, pursuant to this Lease, Lessee is responsible for the cost of such repair). If Lessor delivers a written objection to Lessee within 30 days after receipt of an invoice by Lessee for its costs of taking action which Lessee claims should have been taken by Lessor, which objection may be that Lessor was not required to perform the action, the action was unnecessary and/or the costs expended by Lessee were excessive, or does not respond to Lessee's demand, the matter shall be resolved by arbitration as provided in this Paragraph. Lessor and Lessee shall select an arbitrator acceptable to them to resolve the dispute. If the parties are unable to agree on an arbitrator within 15 days after a request by either party to arbitrate, then either party may petition the Presiding Judge of the Los Angeles Superior Court to select a single arbitrator. The arbitrator shall be qualified pursuant to the rules of the American Arbitration Association and the arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The costs of such arbitration shall be paid for by the losing party unless it is not clear that there is a "losing" party, in which event the costs of arbitration shall be shared equally. If Lessor fails to pay such amounts (if any) as determined by such arbitration to be due Lessee within 30 days after written demand, then Lessee shall be entitled to deduct the reasonable costs and expense determined by arbitration to be due Lessee from the rent next coming due.

         7.5  Alterations and Additions.

                  (a) Lessee shall not, without Lessor's prior written consent make any alterations, improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $40,000 in cumulative costs during the term of this Lease or $10,000 as to any single project (collectively, the "Threshold Amounts"). In any event, whether or not in excess of either of the Threshold Amounts, Lessee shall make no material change or alteration to the exterior of the Premises nor the exterior of the Building(s) on the Premises without Lessor's prior written consent. As used in Paragraph 7.5, the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. If Lessee intends to perform work at the Premises which is expected to cost in excess of either Threshold Amount, Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work.

                  (b) Any alterations, improvements, additions, or Utility Installations made by Lessee during the term of this Lease shall be done in a good and workmanlike manner and of good and sufficient materials, and Lessee shall, within thirty (30) days after completion of such alteration, improvements, addition or Utility Installation, provide Lessor with as-built plans and specifications for same. Notwithstanding anything contained in this Lease to the contrary, Paragraphs 7.5(d)(1)(ii) and (iii) shall apply to non-structural alterations, improvements, additions or Utility Installations (other than racking, shelving and temporary partitions) not exceeding either of the Threshold Amounts in cost.

                  (c) Any alterations, improvements, additions or Utility Installations in, or about the Premises that Lessee shall desire to make and which require the consent of the Lessor under the terms of this Paragraph 7.5 shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be conditioned upon satisfaction of all of the requirements set forth in Paragraph 7.5(d) below.

                  (d) For any additions, alterations, improvements, or Utility Installations requiring Lessor's prior written consent:

                           (1) Lessee shall:

                                    (i) Request Lessor's approval in writing at
                  least thirty (30) days prior to proposed construction.

                                    (ii) Employ a California licensed architect,
                  contractor and structural engineer in connection with the proposed construction if the work is structural or, in the case of non-structural work, if the employment of such person is appropriate in connection with the work being performed and the cost of such work exceeds $10,000.00.

                                    (iii) Be fully responsible for the acts of
                  Lessee's consultants, employees, contractors, sub contractors, invitees and agents, and cause them to fully comply with any applicable terms of this Lease and documents referred to by this Lease and all applicable laws, rules and regulations.

                                    (iv) Enter into written agreements with an
                  architect and general contractor on standard American Institute of Architects (AIA) form or reasonable equivalent for the contract itself as well as payment schedules, change order, etc. Copies of executed agreements will be forwarded to Lessor promptly following execution.

                                    (v) Cause to be obtained an applicable
                  building permit for any and all construction and modifications, and construct the additions and alterations and perform the construction work in accordance with all applicable laws, including without limitation the Americans With Disabilities Act.

                           (2) Lessee's architect shall:

                                    (i) Be licensed by the State of California.

                                    (ii) Design and specify within the para
                  meters of approved building specifications or have received specific written exceptions from the Lessor.

                                    (iii) Secure Lessor's written approval
                  before submitting plans to the general contractor for bidding or to governmental agencies for approval.

                                    (iv) Secure Lessor's written approval of any
                  changes or alternates to the plans recommended by the general contractor or required by governmental agencies.

                                    (v) Submit a copy of the final application
                  for permit and issued permit to Lessor.

                                    (vi) Incorporate the building standard
                  details supplied by Lessor onto the drawings.

                                    (vii) Submit final plans for Lessor's
                  written approval prior to construction.

                                    (viii) Be available for final inspection
                  with Lessor at job completion.

                                    (ix) Secure Lessor's written approval of
                  details of any changes in specifications or finishes during construction.

                                    (x) Provide samples and specifications as
                  required by Lessor.

                                    (xi) Sign off on the as-built drawings as
                  the Architect's certification that the improvements have, in fact, been built as per the Architect's design.

                           (3) Lessee's general contractor and/or subcontractors
                  shall:

                                    (i) Be licensed by the State of California.

                                    (ii) Have substantial experience providing
                  similar quality and quantity of improvements. Work history shall be provided to Lessor prior to being awarded contract.

                                    (iii) Have a bonding capacity equal to or
                  exceeding the valuation of the job. Lessor may, at its sole option, require the job to be bonded.

                                    (iv) Maintain in full force and effect,
                  throughout the duration of its performance under the contract with the Lessee, a Worker's Compensation insurance policy and a Commercial General Liability insurance policy issued by an insurer satisfactory to Lessor with liability coverage of not less than $1,000,000.00 for personal injury and $500,000.00 to cover property damage. The Commercial General Liability insurance policy shall include assumption of contractual liability. Certificates of insurance containing a thirty (30) day cancellation clause shall be furnished to Lessor prior to commencement of performance under the construction contract naming Lessor (The Prudential Insurance Company of America) and its managing agent (currently Cushman & Wakefield of California, Inc.) as additional insureds.

                                    (v) Provide a construction schedule to
                  Lessor prior to commencement of work and weekly written progress reports.

                                    (vi) Warrant the Contractor's work and that
                  of the Contractor's subcontractors, for a minimum of one (1) year.

                                    (vii) Provide Lessor with as-built drawings
                  of all improvements.

                  (e) All approvals by Lessor, as provided for in this Paragraph 7.5, shall not be unreasonably withheld. All requests to be submitted to Lessor shall be submitted through Lessor's managing agent. If Lessor shall give its consent, the consent shall be deemed conditioned upon the compliance by Lessee in a prompt and expeditious manner of all conditions of all permits obtained pursuant to Paragraph 7.5(d) above. Lessor agrees not to unreasonably withhold, condition or delay its consent or response to any requests or submissions made by Lessee under this Paragraph 7.5.

                  (f) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) business days' notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys fees and costs in participating in such action if Lessor shall decide it is in its best interest to do so.

                  (g) Unless otherwise agreed in writing, Lessor may require that any or all alterations, improvements, additions or Utility Installations made or installed by Lessee or any Lessee Party be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor, and that the Premises be restored to their prior condition. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, Lessor may require that Lessee remove any or all of the same. Prior to commencing any addition, alteration or improvement, Lessee may request that Lessor waive Lessee's obligation to remove such addition, alteration or improvement at the end of the Lease Term. Any such waiver must be in writing and shall only apply to the additions, alterations or improvements described therein.

                  (h) Unless Lessor requires their removal, as set forth in Paragraph 7.5(g), and except as set forth below in Paragraph 7.5(h), all alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made on the Premises, shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease Term. Notwithstanding the provisions of this Paragraph 7.5(h), any of Lessee's machinery and equipment and all alterations, improvements and Utility Installations made by Lessee, other than those affixed to the Premises so that they cannot be removed without material and irreparable damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2.

8. Insurance; Indemnity.

                  (a) Subject to the waiver of subrogation contained in this Lease, Lessee hereby agrees to indemnify, defend and hold harmless Lessor, its successors, assigns, subsidiaries, directors, officers, agents and employees from and against any and all damage, loss, liability or expense including, but not limited to, attorney's fees and legal costs suffered by same directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting any time therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises by the Lessee, the acts or omission of the Lessee, its agents, employees or any other contractors brought onto said Premises by the Lessee, or any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, except to the extent caused by the negligence or wilful misconduct of Lessor, its employees, agents or contractors. If any action or proceeding is brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend same at Lessee's expense by counsel reasonably satisfactory to Lessor. Lessor and Lessee agree that Lessor's belief that a conflict of interest exists shall be deemed a reasonable basis for Lessor to object to such counsel. Such loss or damage shall include, but not be limited to, any injury or damage to Lessor's personnel (including death resulting any time therefrom) on the Premises. Lessee agrees that the obligations assumed herein shall survive the termination of this Lease.

                  (b) Lessee hereby agrees to maintain and to cause its contractors occupying or performing work in the Premises from time to time to maintain in full force and effect at all times during the term of this Lease (or, in the case of contractors, during the period of such occupancy or term of work in the Premises), at no cost to Lessor, for the protection of Lessee, Lessor and Lessor's property manager, as their interest may appear, policies of insurance issued by a responsible carrier or carriers to Lessor which afford the following coverages:

                           (i) Workers' Compensation with statutory limits as
                  required by the State of California.

                           (ii) Employers' Liability insurance with the
                  following minimum limits:

                  Bodily injury by disease per person           $1,000,000
                  Bodily injury by accident policy limit        $1,000,000
                  Bodily injury by disease policy limit         $1,000,000

                           (iii) Property insurance on a special causes of loss
                  insurance form (excluding earthquake and flood) covering any and all personal property of Lessee including but not limited to improvements, betterments, furniture, fixtures, Utility Installations, and equipment in an amount not less than their full replacement cost, with a deductible not to exceed $50,000. This policy should contain a waiver of subrogation.

                           (iv) Commercial General Liability Insurance including
                  Broad Form Property Damage and Contractual Liability with the following minimum limits:

                  General Aggregate                              $2,000,000
                  Products/Completed Operations Aggregate        $2,000,000
                  Each Occurrence                                $1,000,000
                  Personal & Advertising Injury                  $1,000,000
                  Medical Payments                               $5,000 per
                                                                 person

                           (v) Umbrella/Excess Liability on a following form
                  basis with the following minimum limits:

                  General Aggregate                              $10,000,000
                  Each Occurrence                                $10,000,000

         The limits of said insurance in this Paragraph 8(b)(i) shall not however, limit the liability of Lessee hereunder.

                  (c) Lessor shall at all times during the term of this Lease, maintain the following property insurance with respect to the Premises:

                           (i) a policy or policies of all-risk property
                  insurance, issued by and binding upon an insurance company having a rating of at least A-VIII as set forth in the most current issue of "A.M. Best's Insurance Guide," insuring for the full replacement cost of the Building on the Premises. Lessor shall not be obligated to insure, and shall not assume any liability or risk of loss for, any of Lessee's furniture, equipment, machinery, goods, supplies, utility installations, improvements, or alterations upon the Premises. This policy shall contain an agreed amount endorsement and be written with no coinsurance.
                  Lessor may, but shall not be obligated to, obtain earthquake and flood insurance.

                           (ii) Rent insurance on an all-risk basis in an amount
                  equal to all that is called for under Paragraph 4 of this Lease (Base Rent and any additional rents payable under this Lease including tax and insurance costs) for a period of at least twelve (12) months commencing with the date of loss.

                           (iii) Boiler and machinery insurance in an amount
                  satisfactory to Lessor on a comprehensive coverage form.

Lessor may elect to have reasonable deductibles in connection with the insurance specified in Paragraph 8(c), and Lessee shall be liable for such deductible amount; provided that with respect to the deductible under any policy of earthquake insurance maintained by Lessor, Lessee shall be liable and responsible for that deductible amount up to a maximum amount equal to 50% of the total deductible amount. If the earthquake loss exceeds an amount equal to 50% of the total deductible amount, Lessor shall be responsible for that excess deductible. Notwithstanding the foregoing, if the Lease is terminated pursuant to Paragraph 9, Lessee shall not be liable for the deductible amount with respect to the casualty resulting in that termination of the Lease.

                  (d) The party required to carry insurance as required hereunder shall deliver to the other party prior to the time such insurance is first required to be carried, and thereafter at least twenty (20) days prior to expiration of such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII as set forth in the most current issue of "A.M. Best's Insurance Guide." With respect to policies to be carried by Lessee, such Certificates with the exception of Worker's Compensation, shall name Lessor, and its property manager as additional insureds. With respect to the liability insurance policies to be carried by Lessor, such Certificates shall name Lessee as additional insured. Further, all Certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given to the party not carrying such insurance in the event of material alteration to or cancellation of the coverage evidenced by such Certificates.

                  (e) Upon demand, Lessee shall provide Lessor, at Lessee's expense, with such increased amount of existing insurance and such other insurance coverage in such limits as Lessor may require in its sole judgement to afford Lessor adequate protection, but in no event will Lessee be required to carry insurance in excess of the types and amounts of insurance typically carried by lessees of buildings of comparable class, size and quality in the same general location as the Building.

                  (f) From and after the date upon which the Lessor transfers its interest in this Lease such that neither The Prudential Insurance Company of America nor any entity directly or indirectly controlled or managed by The Prudential Insurance Company of America is the Lessor under this Lease, Lessor shall be obligated to obtain competitive bids on all insurance to be obtained by Lessor under this Lease and to secure that insurance from the qualified bidder or bidders with the lowest premiums for comparable insurance coverage from insurers meeting the requirements of this Lease.

                  (g) Lessor makes no representation that the limits of liability specified to be carried by Lessee under the term of this Lease are adequate to protect Lessee against Lessee's undertaking under this Paragraph 8 and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at its own expense, such additional insurance as Lessee deems adequate.

                  (h) Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claims, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, personal property (building contents) within the building on the Premises, any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Premises or any additional improvements which Lessee may construct on the Premises, by reason of fire, the elements or any other cause which could be insured against under the terms of all risk property insurance policies, regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this Paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person) each party to this Lease agrees immediately to give to each insurance company, written notice of the terms of the mutual waivers contained in this Paragraph, and to have the insurance policies properly endorsed if necessary to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Paragraph. Lessee also waives and releases Lessor, its agents, officers and employees of and from any and all rights of recovery, claim, action or cause of action for any loss or damage to the extent insured against under any other policies of insurance carried by Lessee.

                  (i) Lessee shall pay to Lessor during the term hereof, additional rent in the amount of any premiums for the insurance obtained under Paragraphs 8(c)(i), 8(c)(ii), and 8(c)(iii). Lessee shall pay any such premiums to Lessor within thirty (30) days after receipt by Lessee of a copy of the premiums statement or other satisfactory evidence of the amount due. If the insurance policies maintained hereunder cover other improvements in addition to the Premises, Lessor shall also deliver to Lessee a statement of the amount of such premiums attributable to the Premises and showing in reasonable detail the manner in which such amount was computed. If the term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Lessee's liability for premiums shall be prorated on an annual basis.

                  (j) Lessor may also maintain commercial general liability insurance in addition to, and not in lieu of, the commercial general liability insurance required to be maintained by Lessee. Lessee shall be named as an additional insured therein. If Lessor maintains such insurance, Lessee shall pay to Lessor during the term of this Lease additional rent in the amount of any premiums for such insurance in the same manner as provided in the second sentence of Paragraph 8(i). All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                  (k) Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom. Notwithstanding anything in the first sentence of this Paragraph 8(k) to the contrary, but subject to Paragraph 8(h), nothing in this Lease shall limit Lessor's liability for injuries to natural persons or damage to property to the extent caused by the negligence or willful misconduct of Lessor. Nothing contained herein is intended to, or shall be deemed or construed to limit or otherwise affect any rights of Lessor or Lessee to claim or receive the benefit of any available insurance proceeds attributable to an event or circumstance affecting the Premises.

9. Damage or Destruction.

         9.1 Definitions.

                  (a) "Premises Partial Damage" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is less than 25% of the then replacement cost of the Premises. "Premises Building Partial Damage" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than 25% of the then replacement cost of such building as a whole.

                  (b) "Premises Total Destruction" shall herein mean damage or destruction to the Premises to the extent that the cost of repair is 25% or more of the then replacement cost of the Premises. "Premises Building Total Destruction" shall herein mean damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is 25% or more of the then replacement cost of such building as a whole.

                  (c) "Insured Loss" shall herein mean damage or destruction which was caused by an event required to be covered by the insurance described in Paragraph 8.

         9.2 Partial Damage -- Insured Loss. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of Premises Partial Damage or Premises Building Partial Damage, then Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements unless the same have become a part of the Premises pursuant to Paragraph 7.5 hereof as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the above, if the insurance proceeds received by Lessor are not sufficient to effect such repair, Lessor shall give notice to Lessee of the amount required in addition to the insurance proceeds to effect such repair. Lessee may contribute the required amount to Lessor within ten days after Lessee has received notice from Lessor of the shortage in the insurance. When Lessee shall contribute such amount to Lessor, Lessor shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Lessee shall in no event have any right to reimbursement for any such amounts so contributed. In the event Lessee does not elect to contribute the amount of the insurance shortfall within ten days of written notice from Lessor, as provided in Paragraph 9.2, Lessor may elect within thirty (30) days after Lessee's failure to contribute the amount of the insurance shortfall either to (a) fund the shortfall itself, in which event Lessor shall proceed with the repair and restoration, or (b) terminate this Lease.

         9.3 Partial Damage -- Uninsured Loss. Subject to the provisions of Paragraphs 9.4, 9.5 and 9.6, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Partial Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense to the extent that damage was caused by Lessee), Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease, as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such 10-day period this Lease shall be canceled and terminated as of the date of the occurrence of such damage.

         9.4 Total Destruction. If at any time during the term of this Lease there is damage, whether or not an Insured Loss, (including destruction required by any authorized public authority), which falls into the classification of Premises Total Destruction or Premises Building Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

         9.5  Damage Near End of Term.

                  (a) If at any time during the last twelve (12) months of the term of this Lease there is damage which would cost in excess of $250,000.00 to repair, whether or not an Insured Loss, which falls within the classification of the Premises Partial Damage, either Lessee or Lessor may at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within 30 days after the date of occurrence of such damage.

                  (b) Notwithstanding Paragraph 9.5(a) in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than 30 days after the occurrence of an Insured Loss falling with the classification of Premises Partial Damage during the last six months of the term of this Lease. If Lessee duly exercises such option during said 30 day period, Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect, provided Lessee after notice from Lessor first deposits with Lessor any shortfall in necessary funds. In the event Lessee does not elect to contribute the amount of the insurance shortfall within ten days of written notice from Lessor, as provided in Paragraph 9.5(b), Lessor may elect within thirty (30) days after Lessee's failure to contribute the amount of the insurance shortfall either to (a) fund the shortfall itself, in which event Lessor shall proceed with the repair and restoration, or (b) terminate this Lease. If Lessee fails to exercise such option during said 30 day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said 30 day period by giving written notice to Lessee of Lessor's election to do so within 20 days after the expiration of said 30 day period, notwithstanding any term or provision in the grant of option to the contrary.

         9.6  Abatement of Rent; Lessee's Remedies.

                  (a) In the event of damage described in Paragraphs 9.2, 9.3 or
9.5 and Lessor or Lessee repairs or restores the Premises pursuant to the provisions of Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired (until such impairment no longer exists). Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of Paragraph 9 and shall not commence such repair or restoration within 90 days after such obligations shall accrue, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

                  (c) If any repair or restoration that Lessor shall be obligated to or shall elect to undertake under the provisions of this Paragraph 9 is estimated by Lessor's architect to take more than 270 days from the event of damage to complete, either party at such party's election, may cancel and terminate this Lease by giving the other party written notice of the electing party's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice. Lessor agrees to cause its architect to provide its estimate of the time necessary to complete the repair or restoration within 60 days after the damage or destruction.

                  (d) If Lessor shall be obligated to repair or restore the Building under the provisions of this Paragraph 9 and shall not complete such repair or restoration within one year (subject to extension for delays beyond the control of Lessor, including without limitation delays in obtaining permits) after the damage or destruction, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the Lessor's completion of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice. Lessee's right to terminate this Lease pursuant to this Paragraph 9.6(d) shall be the sole right and remedy of Lessee against Lessor, and Lessor shall have no other liability to Lessee for damages, specific performance or otherwise in connection with any such failure to complete such repair or restoration.

         9.7 Termination -- Advance Payments. Upon termination of this Lease pursuant to Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's security deposit as has not theretofore been applied by Lessor.

         9.8 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10. Real Property Taxes.

         10.1 Payment of Taxes. Lessee shall pay the real property tax, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. All such payments shall be made at least ten (10) days prior to the delinquency date of such payment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes paid by Lessee shall cover any period of time prior to or after the expiration of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to the extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee's next rent installment together with interest at the Interest Rate.

         10.2 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extra ordinary, and any license fee, commercial rental tax, improvement







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



bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or other income there from, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (b) the nature of which was hereinbefore included within the definition of "real property tax," or (c) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (d) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such transfer, or (e) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

         10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith (and based upon a commercially reasonable review of available data and materials), shall be conclusive.

         10.4 Additional Provisions Regarding Real Property Taxes. Lessor shall have the option to pay the real property taxes, and in such case, Lessee shall, as additional rent for the Premises, pay for cost of all real property taxes paid hereunder. If Lessor pays the real property taxes, Lessee shall, within ten
(10) days following demand by Lessor, reimburse Lessor for the cost of the real property taxes so paid. Lessor shall have the right to (and upon Lessee's reasonable request agrees to) contest or appeal any real property taxes or assessments applicable to the Premises and to seek a reduction in the assessed valuation of the Premises (collectively, "Tax Contests"). Any refund of real property taxes resulting from any such Tax Contest shall be applied first to reimburse Lessor for its costs and expenses in connection with the Tax Contest (including, without limitation attorneys' fees and the costs of consultants) and then, out of and to the extent of the balance of such refund, Lessor shall reimburse to Lessee the portion of such reduction attributable to the Premises and the term of this Lease, if previously paid by Lessee.

         10.5  Personal Property Taxes.

                  (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When reasonably possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

                  (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12. Assignment and Subletting.

         12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold or delay. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a noncurable breach of this Lease, without the need for notice to Lessee under Paragraph 13.1.

         12.2 Procedure. If at any time or from time to time during the term of this Lease, Lessee desires to assign or sublet all or any part of Lessee's interest in this Lease or in the Premises, Lessee shall give prior written notice to Lessor setting forth the terms of the proposed assignment or subletting and the space so proposed to be assigned or sublet. Such assignment or sublease shall be subject to, without limitation, all the conditions in Paragraph 12 and the following conditions:

                  (a) The assignment or sublease shall be on the terms set forth in the notice given to Lessor. Any subsequent material changes or modifications or reduction in effective sublease rental by more than 10% will require Lessor's prior written consent.

                  (b) Lessee acknowledges that Lessor's agreement to lease these Premises to Lessee at the rent and terms stated herein is made in material reliance upon Lessor's evaluation of this particular Lessee's background, experience and ability, as well as the nature of the use of the Premises by this Lessee as set forth in Paragraph 6. In the event that Lessee shall request Lessor's written consent to assign or sublease the Premises as required in Paragraphs 12.1 and 12.2 hereof, then each such request for consent shall be accompanied by the following:

                           (i) Financial statements of the proposed assignee or
                  sublessee;

                           (ii) A statement of the specific uses for which the
                  Premises will be utilized by the proposed assignee or sublessee; and

                           (iii) Preliminary plans prepared by an architect or
                  civil engineer for all alterations to the Premises that are contemplated to be made by Lessee, the proposed assignee or sublessee.

                  (c) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises assigned or subleased until an executed counterpart of such assignment or sublease has been delivered to Lessor.

                  (d) No sublessee or assignee shall have a right further to sublet or assign.

                  (e) Fifty percent (after deduction of reasonable real estate brokerage commission paid by Lessee) of any sums or other economic consideration received by Lessee as a result of such assignment or subletting (except rental or other payments received which are attributable to amortization of the cost of leasehold improvements other than building standard tenant improvements made to the assigned or sublet portion of the Premises by Lessor) whether denominated rentals under the assignment or sublease or otherwise, which exceed, in the aggregate, the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such assignment or sublease) shall be payable to Lessor as additional rental under this Lease without affecting or reducing any other obligation of Lessee hereunder. In the event of subletting of only a portion of the Premises, in calculating whether the rent received by Lessee exceeds the rent payable under this Lease, the rent payable under the Lease shall be prorated according to the square footage involved in order to reflect the rent applicable to the space sublet. The provisions of this Paragraph 12.2(e) shall not apply to any sublease permitted under Paragraph 12.4 or Paragraph 12.8 of this Lease.

         12.3  Lessees Other Than Individuals.

                  (a) If Lessee is a partnership, a transfer of any interest of a general partner, a withdrawal of any general partner from the partnership, or the dissolution of the partner ship, shall be deemed to be an assignment of this Lease.

                  (b) If Lessee is a corporation, unless Lessee is a public corporation whose stock is regularly traded on a national stock exchange, or is regularly traded in the over-the-counter market and quoted on NASDAQ, any sale or other transfer of a percentage of capital stock of Lessee which results in a change of controlling persons, or the sale or other transfer of substantially all of the assets of Lessee, shall be deemed to be an assignment of this Lease.

         12.4 Lessee Affiliate. Notwithstanding any other provision of this Paragraph 12, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

         12.5 No Release of Lessee. Regardless of Lessor's consent, any subletting or assignment shall not (a) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (b) release Lessee of any of Lessee's obligations hereunder or (c) alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof or any default by Lessee. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

         12.6 Assignment to Lessor. The terms of this Paragraph 12.3 shall apply only to amounts Lessor is entitled to receive under this Lease and not to any amounts which a sublessee may be obligated to pay to Lessee which are in excess of the amounts Lessee is obligated to pay under this Lease. Subject to the foregoing, Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided however, that until an Event of Default shall occur in the performance of Lessee's obligations under this Lease, and subject to Paragraph 12.2(e) Lessee may receive, collect and enjoy the rents accruing under such sub lease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that an Event of Default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such an Event of Default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee or Lessor for any such rents so paid by said sublessee to Lessor, subject to the terms of this Paragraph 12.6.

         12.7 Attorney's Fees. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection therewith, such attorneys' fees not to exceed $350.00 for each such request. Notwithstanding the foregoing, the parties agree that a payment of $750.00 is a reasonable fee for Lessor's review of Lessee's request to assign or sublease. The provisions of this Paragraph 12.7 shall not apply to any sublease or assignment permitted under Paragraph 12.4 or Paragraph 12.8 of this Lease.

         12.8 Certain Permitted Subleases. Notwithstanding anything in this Lease to the contrary, Lessee may sublease up to 150,000 square feet in the Premises in the aggregate without Lessor's prior consent; provided that (a) Lessee gives Lessor notice of and a copy of each such sublease within 20 days after it is executed, (b) the terms of all such subleases expire prior to the third anniversary of the Commencement Date, and (c) the subleases are subject to all of the terms and conditions of this Lease.

         12.9 Deemed Approval. In the event Lessor fails to respond at all to any written request for consent of a sublease of less than all of the Premises within 10 business days of actual receipt of that request by Lessor, the same shall be deemed approved; provided that such written request for consent shall
(a) conspicuously state that pursuant to Paragraph 12.9 of the Lease, Lessor's failure to respond within that 10-business day period shall result in Lessor's being deemed to have given its approval, (b) have been delivered in accordance with this Lease, and (c) contain the information required under Paragraph 12.2 (other than the plans described in Paragraph 12.2(b)(iii), which need only be provided at that time if those plans then exist).

13.      Defaults; Remedies.

         13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee (each, following the giving of notice and the passage of the cure period afforded hereunder, an "Event of Default"):

                  (a) The vacating or abandonment of the Premises by Lessee; provided that the vacating of the Premises by Lessee shall be an Event of Default only in the event it results in an impairment or limitation on the insurance coverage for the Premises, and the abandonment of the Premises by Lessee shall be an Event of Default only in the event Lessee, pursuant to California Civil Code Section 1951.3, shall have been deemed to have abandoned the Premises.

                  (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this subparagraph so long as the Notice to Pay Rent or Quit provides for the 10 days to cure required hereunder in lieu of the 3 days provided in the applicable Unlawful Detainer statutes.

                  (c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in para graph (b) above, where such failure shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 30-day period and thereafter diligently prosecutes such cure to completion. To the extent permitted by law, said thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable unlawful detainer statutes.

                  (d) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 60 days. Provided, however, in the event that any provision of this Paragraph 13.1(d) is contrary to any applicable law, such provision shall be of no force or effect.

                  (e) The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee's obligations hereunder, and any of them, was materially false and that such financial statement was known by Lessee or the other parties who delivered it to be materially false at the time it was delivered.

         13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of an Event of Default by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such breach, Lessor may:

                  (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided,; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provisions (i) and (ii) of the prior sentence shall be calculated based on an interest rate equal to the Interest Rate. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Paragraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under Paragraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the default within the greater of the two such grace periods shall constitute both an unlawful detainer and breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                  (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reason able. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

                  (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Interest Rate.

                  (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust encumbering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Any damages or judgments arising out of Lessor's default of its obligations under this Lease shall be satisfied only out of Lessor's interest and estate in the Premises, and Lessor shall have no personal liability beyond such interest and estate with respect to such damages or judgments.

         13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed encumbering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, not prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwith-standing Paragraph 4 or any other provision of this Lease to the contrary.

                           13.4.1  Notice Before Late Charge.
Notwithstanding the provisions of Paragraph 13.4, the 5% late charge described in Paragraph 13.4 shall not be imposed with respect to the first late payment during the term unless the applicable payment due from Lessee is not received by Lessor or Lessor's designee within ten (10) days following written notice from Lessor that such payment was not received when due. Following the first such written notice from Lessor during the term (and regardless of whether such payment is then received within such 10-day period), a late charge will be imposed without notice (as set forth in Paragraph 13.4) for any subsequent payment due from Lessee which is not received within ten (10) days of this due date.

         13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the building on the Premises, or more than 25% of the land area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the building situated on the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of net severance damages received by Lessor in connection with such condemnation, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee may pay any amount in excess of such net severance damages required to complete such repair after notice from Lessor. In the event Lessee does not elect to contribute the amount of the shortfall in damages necessary for the repair, as provided in Paragraph 14, Lessor may elect either to (a) fund the shortfall itself, in which event Lessor shall proceed with the repair and restoration or
(b) terminate this Lease.

15. Broker's Commissions. Lessee and Lessor each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder (other than those persons, if any, whose names are set forth in this Paragraph
15) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation, commission or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party. Named brokers:

Lessor's Broker:           Cushman & Wakefield of California, Inc.

Lessee's Broker:           Los Angeles Real Estate Management, Inc.

The commission payable to Lessor's Broker with respect to this Lease shall be pursuant to the terms of the separate commission agreement in effect between Lessor and Lessor's Broker. Lessor's Broker shall pay a portion of its commission to Lessee's Broker, if so provided in any agreement between Lessor's Broker and Lessee's Broker. Nothing in this Lease shall impose any obligation on Lessor to pay a commission or fee (a) to any party other than Lessor's Broker or (b) to any party with respect to (i) the exercise by Lessee of any option or right of first refusal pursuant to this Lease, or (ii) any extension or renewal of this Lease.

16. Estoppel Certificate.

                  (a) Lessee shall at any time upon not less than twenty (20) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

                  (b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease. Anything to the contrary notwithstanding in this Paragraph 16(b) of the Lease, Lessee's failure to deliver an estoppel certificate will not be deemed a default or breach by Lessee of the Lease unless Lessee's failure continues uncured for five days after an additional written notice to Lessee of such default.

                  (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser to evaluate the ability of Lessee to perform its obligations under this Lease. Such statements shall include the past two years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

                  (d) Lessor shall at any time upon no less than 20 days' prior written notice from Lessee referring to this Paragraph of the Lease execute, acknowledge and deliver to Lessee a statement in writing (a) certifying that the Lease is unmodified and to Lessor's actual knowledge in full force and effect (or, if modified, stating the nature of such modification and certifying that to Lessor's actual knowledge of this Lease, as so modified, it is in full force and effect) and the date to which rent and other charges are paid in advance, if any, and (b) acknowledging that it has not given Lessee any written notices of default, or providing copies of such notices if any have been given.

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability for Lessor's obligations to be performed after the date of such transfer, but shall remain fully liable for all obligations of Lessor arising under the Lease prior to the date of such transfer. Lessor agrees that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof, provided that Lessee shall have no obligation to perform its monetary obligations under this Lease if Lessor has no obligation to deliver the Premises to Lessee and perform the obligations of Lessor as set forth in this Lease.

19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the Interest Rate from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee. Likewise, except as specifically set forth in this Lease any payments or credits to be made to Lessee hereunder shall bear interest at the Interest Rate from the date due. As used herein, the term "Interest Rate" means the lesser of (a) a floating annual interest rate equal to three percent (3%) over the prime rate (for corporate loans at large United States money center commercial banks) published in the Wall Street Journal on the first business day of each month, or (b) the maximum rate permitted by applicable law. In the event that the Wall Street Journal fails to publish such a prime rate, the "prime rate" shall be the prime rate or reference rate quoted by a national bank having offices in California selected by Lessor in its sole discretion.

20. Time of Essence. Time is of the essence.

21. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in Paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employees or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease except as otherwise specifically stated in this Lease.

23. Notices. Any notice given pursuant to this Lease shall be in writing, shall be personally delivered, delivered by Federal Express or comparable overnight courier, providing written evidence of delivery, or delivered by U.S. registered or certified mail, return receipt requested, postage prepaid and sent to Lessor and Lessee at the following addresses:

LESSOR:

                           Prudential Real Estate Investors
                           2029 Century Park East
                           Suite 2050
                           Los Angeles, California 90067
                           Attn:  Regional Counsel

         With a copy by the same method to:

                           Prudential Real Estate Investors
                           c/o Cushman & Wakefield of California, Inc.
                           555 South Flower Street, Suite 4200
                           Los Angeles, CA 90071
                           Attn: Mark Harryman

LESSEE:

                           Galoob Toys, Inc.
                           500 Forbes Boulevard
                           South San Francisco, CA  94080
                           Attn:  Vice President, Operations

         With a copy by the same method to:

                           Galoob Toys, Inc.
                           500 Forbes Boulevard
                           South San Francisco, CA  94080
                           Attn:  William G. Catron, Esq.
                                  General Counsel

or such other address as either party may from time to time designate as its notice address by notifying the other party thereof. Notice so sent shall be deemed given (a) when personally delivered, or (b) on the first business day following deposit with Federal Express or a comparable overnight courier service providing written evidence of delivery, or (c) five business days following deposit in the United States mail, if notice is sent by registered or certified mail, return receipt requested, postage prepaid. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. No Recording. Lessee shall not record this Lease.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the monthly rent shall be 125% of the rent payable in the last month of the Lease Term, but all options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. [Intentionally Omitted]

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

30. Subordination.

                  (a) Subject to the terms of this Paragraph 30, this Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding anything to the contrary herein, Lessee's right to quiet possession of the Premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee prior to the effective date of any transfer of ownership of the Premises through foreclosure of that mortgage or deed of trust or termination of that ground lease, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

                  (b) Provided that such documents confirm the non-disturbance protection of Lessee as set forth in Paragraph 30(a) above, Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 20 days after written demand shall constitute a material default by Lessee hereunder.

                  (c) Lessor represents and warrants that there are currently no monetary encumbrances affecting the Premises. Lessor acknowledges and agrees that as a condition to any subordination of this Lease to any mortgage, deed of trust or ground lease affecting the Premises (whether now existing or put in place in the future), Lessee shall receive a written assurance in recordable form from the holder of such lien or mortgage (or the lessor under the ground lease) that upon any foreclosure (or deed in lieu thereof) or termination of such ground lease, this Lease and Lessee's right to quiet possession and occupancy of the Premises shall not be disturbed so long as no Event of Default by Lessee exists under this Lease.

31. Attorney's Fees.

                  (a) If either party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such proceeding, action, or appeal thereon, shall be entitled to his reasonable attorney's fees and such fees as may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default, or who defends such action, and substantially obtains or defeats the relief sought, whether by compromise, settlement, judgment, or abandonment of the claim or defense by the other party.

                  (b) The attorney's fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred in good faith.

32. Lessor's Access. Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee. Notwithstanding anything to the contrary in Paragraph 32, except in the case of emergency or during periods in which an Event of Default exists under this Lease, Lessor shall give Lessee notice in advance (not to exceed 2 business days) of Lessor's intent to enter the Premises.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises without Lessor's prior written consent; provided, however, that

Lessee shall have the right, at its sole cost and expense, to install a sign on the exterior of the Building identifying its name and logo and the name and logo of Skyway Distribution. The graphics, materials, color, design, lettering, size, location and specifications of Lessee's signage shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld or delayed, and the approval of the City of Ontario. The sign shall be installed and maintained, at Lessee's sole cost and expense, pursuant to an installation and maintenance program approved by Lessor. At the expiration or earlier termination of this Lease, Lessor shall, at Lessee's sole cost and expense, cause the sign to be removed and the exterior of the Building affected by the sign to be restored to the condition existing prior to the installation of the sign. Lessor may disapprove any signage that contains a name which relates to an entity or individual which is of a character or reputation, or is associated with a political orientation or faction, which would reasonably offend the landlord of a comparable building. This signage right is personal to Galoob Toys, Inc.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for Paragraphs 33, 34 and 47 hereof, wherever in this Lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld.

37. [Intentionally Omitted]

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease, and all easements, covenants, conditions and restrictions of record. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

39. Options.

         39.1 Definition. As used in this paragraph the word "Options" has the following meaning: (a) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right or option to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

         39.2 Options Personal. Each Option granted to Lessee in this Lease is personal to Lessee and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, provided, however, the Option may be exercised by or assigned to any Lessee Affiliate as defined in Paragraph 12.4 of this Lease. The Options herein granted to Lessee are not assignable separate and apart from this Lease.

         39.3 Option. Lessor hereby grants to Lessee the option to extend the term of this Lease for a five (5) year period commencing on the date following the date of expiration of the initial Lease Term (the "Option Period") upon each and all of the following terms and conditions:

                  (a) Lessee shall deliver to Lessor (in the manner set forth in Paragraph 23 of this Lease) at least 180 and not more than 270 days prior to the expiration of the initial Lease Term a written notice of exercise of the option to extend this Lease for said additional term, time being of the essence. If said notification of the exercise of said option is not so given and received, this option shall automatically expire.

                  (b) The provisions of Paragraph 39, including the provision relating to default of Lessee set forth in Para graph 39.5, of this Lease are conditions of this option;

                  (c) All of the terms and conditions of this Lease as modified by this option shall apply; and

                  (d) The monthly Base Rent for each month of the Option Period shall be the C.P.I. Adjusted Option Rent (as defined below) of the Premises as of the commencement of the Option Period, but in no event less than $112,400.00.

         39.4  C.P.I. Adjusted Option Rent.  With respect to any
Option Period the "C.P.I. Adjusted Option Rent" shall mean a Base
Rent calculated as follows:

                  (a) As used herein, the term "C.P.I." shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for Urban Wage Earners and Clerical Workers, Los Angeles-Anaheim-Riverside, California (1982-84=100). With respect to the Option Period the Base Rent of $112,400.00 payable as set forth in Paragraph 4 of the Lease, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the Option Period commences, and the denominator of which shall be the C.P.I. for the calendar month in which the original Lease term commenced. The sum so calculated shall constitute the "C.P.I. Adjusted Option Rent" hereunder.

                  (b) Pending determination of the C.P.I. Adjusted Option Rent, Lessee shall pay an estimated adjusted Base Rent equal to an estimated C.P.I. Adjusted Option Rent, as reasonably determined by Lessor by reference to the then available C.P.I. information. Upon notification of the actual adjustment after publication of the required C.P.I., any overpayment shall be credited against the next installment of rent due, and any underpayment shall be immediately due and payable by Lessee. Lessor's failure to request payment of an estimated or actual rent adjustment shall not constitute a waiver of the right to any adjustment provided for in the Lease or this Paragraph 39.4.

                  (c) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. (as selected by Lessor) shall be used to make such calculation.

         39.5  Effect of Default on Options.

                  (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) if an Event of Default has occurred under this Lease and is continuing as of the date the Option is exercised, or (ii) in the event that Lessor has given to Lessee three or more notices of default under Paragraph 13.1(b), where a late charge has become payable under Paragraph 13.4 for each of such defaults, whether or not the defaults are cured, during the 12 month period prior to the time that Lessee intends to exercise the subject Option, or (iii) in the event that Lessor has given to Lessee three or more notices of default under Paragraph 13.1(c), whether or not the defaults are cured, during the 12 month period prior to the time Lessee intends to exercise the subject option.

                  (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.5.

                  (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of 30 days after notice that such obligation is due, or (ii) Lessee fails to commence to cure a default specified in Paragraph 13.1(c) within 30 days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion.

40. [Intentionally Omitted]

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

42. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not interfere with or otherwise affect the use of the Premises by Lessee or any rights or obligations of Lessee under this Lease. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease by Lessee without the need for further notice to Lessee.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. Each individual executing this Lease on behalf of Lessor or Lessee, respectively, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity and to bind such entity to the terms hereof.

45. Cashier's Checks.

                  (a) In the event that any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn on two or more occasions, then Lessor, at its option may require all future payments to be made by Lessee under this Lease to be made by cashier's checks.

                  (b) Any payment made by Lessee pursuant to a written notice to pay or be deemed in default under this Lease shall be made by cashier's check.

46. Amendments to Lease.

                  (a) At such times as a rental adjustment is made to this Lease by virtue of any provision of this Lease, the parties shall execute a written amendment to this Lease to reflect said change.

                  (b) Lessee agrees to make any non-monetary modifications to this Lease that may be required by an institutional mortgagee of Lessor, so long as such modifications do not materially affect the rights or obligations of Lessee under this Lease.

47. Storage Tanks.

                  (a) Notwithstanding anything to the contrary in Paragraph 7.5 hereof, Lessee shall not install storage tanks of any size or shape in the Premises, above or below ground, without the consent of the Lessor which can be withheld in Lessor's sole discretion. If Lessor elects to grant its consent, Lessor shall have the right to condition its consent upon Lessee agreeing to give to Lessor such assurances that Lessor, in its sole discretion, deems necessary to protect itself against potential problems concerning the installation, use, removal and contamination of the Premises as a result of the installation and/or use of such tank, including but not limited to the installation of a concrete encasement for said tank. Lessee shall comply at its expense with all applicable permit and/or registration requirements and repair any damage caused by the installation, maintenance or removal of such tank.
Upon termination of the Lease, Lessee shall, at its sole cost and expense, remove any tank from the Premises, remove and replace any contaminated soil or materials (and compact or treat the same as then required by law) and repair any damage or change to the Premises caused by said installation and/or removal. Nothing contained herein shall be construed to diminish or reduce Lessee's obligations under Paragraph 48.

                  (b) Lessor shall have the right to employ experts and/or consultants, at Lessee's expense, to advise Lessor with respect to the installation, operation, monitoring, maintenance and removal and restoration of any such tank.

48. Lessee's Covenants Regarding Hazardous Materials.

         48.1 Lessor's Prior Consent. Notwithstanding anything contained in this Lease to the contrary, Lessee has not caused or permitted, and shall not cause or permit any "Hazardous Materials" (as defined in Paragraph 48.2, below) to be brought upon, kept, stored, discharged, released or used in, under or about the Premises by Lessee, its agents, employees, contractors, subcontractors, licensees or invitees, unless (a) such Hazardous Materials are reasonably necessary to Lessee's business and will be handled, used, kept, stored and disposed of in a manner which complies with all "Hazardous Materials Laws" (as defined in Paragraph 48.2, below); (b) Lessee will comply with such other rules or requirements as Lessor may from time to time impose, including without limitation that (i) such materials are in small quantities, properly labeled and contained, (ii) such materials are handled and disposed of in accordance with the highest accepted industry standards for safety, storage, use and disposal,
(iii) such materials are for use in the ordinary course of business (i.e., as with office or cleaning supplies), (c) notice of and a copy of the current material safety data sheet is provided to Lessor for each such Hazardous Material, and (d) Lessor shall have granted its prior written consent to the use of such Hazardous Materials.

         48.2 Compliance with Hazardous Materials Laws. As used herein, the term "Hazardous Materials" means any (a) oil, petroleum, petroleum products, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Premises or to persons on or about the Premises or (ii) cause the Premises to be in violation of any Hazardous Materials Laws (as hereinafter defined); (b) asbestos in any form, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas;
(c) chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.; the Resources Conservation Recovery Act, 42 U.S.C. ss. 6901, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316 and 25501 of the California Health
and Safety Code; and Article 9 or Article 11 of Title 22 of the California Code of Regulations, Division 4, Chapter 20; (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other Person coming upon the Premises or adjacent property; and (e) other chemical, materials or substance which may or could pose a hazard to the environment. As used herein the term "Hazardous Materials Laws" means any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Premises, including, without limitation, soil, ground water and indoor and ambient air conditions. Lessee shall at all times and in all respects comply with all Hazardous Materials Laws with respect to Hazardous Materials brought onto or used on the Premises by Lessee or any Lessee Party.

         48.3 Hazardous Materials Removal. Upon expiration or earlier termination of this Lease, Lessee shall, at Lessee's sole cost and expense, cause all Hazardous Materials brought on the Premises with Lessor's consent to be removed from the Premises in compliance with all applicable Hazardous Materials Laws. If Lessee or its employees, agents, or contractors violates the provisions of the foregoing two paragraphs, or if Lessee's acts, negligence, or business operations contaminate, or expand the scope of contamination of, the Premises from such Hazardous Materials, then Lessee shall promptly, at Lessee's expense, take all investigatory and/or remedial action (collectively, the "Remediation") that is necessary in order to clean up, remove and dispose of such Hazardous Materials causing the violation on the Premises or the underlying groundwater or the properties adjacent to the Premises to the extent such contamination was caused by Lessee, in compliance with all applicable Hazardous Materials Laws. Lessee shall further repair any damage to the Premises caused by the Hazardous Materials contamination caused by Lessee or any Lessee Party. Lessee shall provide prior written notice to Lessor of such Remediation, and Lessee shall commence such Remediation no later than thirty (30) days after such notice to Lessor and diligently and continuously complete such Remediation. Such written notice shall also include Lessee's method, time and procedure for such Remediation and Lessor shall have the right to require reasonable changes in such method, time or procedure of the Remediation. Lessee shall not take any Remediation in response to the presence of any Hazardous Materials in or about the Premises or enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, without first notifying Lessor of Lessee's intention to do so and affording Lessor ample opportunity to appear, intervene or otherwise appropriately assert and protect Lessor's interests with respect thereto.

         48.4 Notices. Lessee shall immediately notify Lessor in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action threatened, instituted, or completed pursuant to any Hazardous Materials Laws with respect to the Premises; (b) any claim, demand, or complaint made or threatened by any person against Lessee or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials; and (c) any reports made to any governmental authority arising out of any Hazardous Materials on or removed from the Premises. Lessor shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any Hazardous Materials Laws.

         48.5 Indemnification of Lessor. Lessee shall indemnify, protect, defend and forever hold Lessor harmless from any and all damages, losses, expenses, liabilities, obligations and costs arising out of any failure of Lessee to observe the foregoing covenants in Paragraphs 47 and 48.

         48.6 Preexisting Conditions. Notwithstanding anything to the contrary in this Lease, Lessee shall not be liable to Lessor under this Lease for any cost associated with Hazardous Materials, if any, to the extent that the Hazardous Materials existed on the Premises prior to the date of this Lease and were not brought on to the Premises by Lessee, its agents, employees, contractors, subcontractors, licensees or invitees (the "Preexisting Conditions"). Lessor hereby reserves the right to enter upon the Premises at reasonable times to perform any work necessary or, in Lessor's judgment, advisable in connection with any such Preexisting Conditions, and no such entry or performance of work shall constitute a constructive eviction or otherwise entitle Lessee to any damages or reduction in rent, or to terminate this Lease. The foregoing right of entry may be exercised by Lessor, its agents, employees, and contractors and by any person Lessor may identify as being connected with the Preexisting Conditions, and such person's agents, employees and contractors. Without limiting any other provision of this Lease, Lessee shall provide Lessor with the original of any notices or other documents received by Lessee in connection with the Preexisting Conditions.

49. Rail Spur. Lessor makes no representation or warranty to Lessee with respect to the condition, fitness or suitability for Lessee's use of the rail spur adjacent to the Premises. Lessee shall be solely responsible for all costs and expenses incurred in connection with the use, maintenance, repair and operation of the rail spur.

50. Early Entry By Lessee and Lessee's Work.

         50.1 Without limiting Paragraph 3.3 of the Lease, Lessee shall be permitted to enter the Premises prior to the Lease commencement, but not earlier than December 1, 1996, without the obligation for payment of Base Rent for the purpose of installing racking, transfer of stock and other specific improvements needed for Lessee's use; provided that (a) Lessee first provides Lessor with all insurance required by the terms of this Lease to be carried by Lessee, and (b) all construction by Lessee shall be performed in accordance with the terms of this Lease, including without limitation Paragraph 7.5.

         50.2 Without limiting any other provision of this Lease, Lessor shall not be responsible for damages or loss to any work performed by Lessee or to Lessee's personal property or the personal property of Lessee's contractors, employees or agents which occurs during such period of early access, except to the extent resulting from any act or negligence of Lessor, its agents, employees or contractors.

51. Lessor's Work. Lessor shall, at Lessor's sole cost and expense prior to the Lessor Completion Date, Substantially Complete the following improvements ("Lessor's Work"):

                  (a) Recarpet, and/or replace with tile as necessary the floor coverings in the office areas and repaint the primary office area.

                  (b) Clean and paint office and shop restrooms. Replace floors as necessary.

                  (c) Construct a security guard station improved with electrical and communication conduits connected to the building at the entry to the truck court. Secure the entry to the truck court with an electrical rolling gate that can be controlled from the security guard station and the building.

                  (d) Restripe the truck court and number the parking spaces per a Lessee approved container parking plan. Provide heavy duty truck bumpers along the westerly fence line in the truck court.

                  (e) Thoroughly clean and seal the slab floor in the battery charging area with a Silikal Floor Sealer.

                  (f) Install dock light/fan units and related power at each truck-high loading position.

                  (g) Replace the existing westerly chain-link fence with a new 8" high chain-link fence. The top of the new fence line will be improved with three strands of barbed wire and the chain-link mesh with slats for screening yard area operations.

                  (h) Ensure that building fire alarm is in good operating condition and actively monitored. Lessee shall be responsible for monitoring the fire alarm system beginning the first day Lessee takes possession of the Premises.

                  (i) Ensure that pit levelers and edge of dock equipment are in good operating condition.

                  (j) Erect an 8-foot high chain-link demising fence separating the northern portion of the warehouse from the southerly portion. The chain-link demising fence should be improved with three strands of barbed wire.

Lessor will consider modifications to the existing curtains per fire department high pile storage requirements (if necessary).

52. Delay in Completion of Lessor's Work. As used in this Lease, the term "Lessor's Completion Date" means the date that is the later of (a) 60 days after the date upon which Lessor and Lessee agree upon the final specifications for Lessor's Work, or (b) 60 days after Lessor receives a building permit for Lessor's Work, if a building permit is required for Lessor's Work. As used in this Lease, "Substantial Completion" means that the work in question is completed except for (a) minor so-called "punch-list" items, (b) items that do not materially affect Lessee's ability to use the Premises, or (c) the proposed security guard station. Lessor's Completion Date shall be postponed by one day for each day Substantial Completion is delayed by reason of Lessee Delays (as defined below) or Force Majeure Delays (as defined below). As used herein, the term "Force Majeure Delay" shall mean delays in the construction and completion of Lessor's Work caused by strikes, lockouts, labor disputes, acts of God, fire, floods, earthquake, epidemics, freight embargoes, unavailability of materials and supplies, development moratoria imposed by any governmental authority, or other causes beyond the reasonable control of Lessor or its contractors, subcontractors or suppliers. As used herein, the term "Lessee Delay" shall mean any delay in Substantial Completion of Lessor's Work which is caused by any act or failure to act by Lessee, its agents, or contractors. No Lessee Delay shall be deemed to occur unless and until Lessor provides written notice to Lessee, in compliance with the notice provisions of the Lease, claiming that such delay(s) occurred and specifying in detail the action or inaction on the part of Lessee which is the basis for such claim. If such action or inaction is not cured by Lessee by the date which is one (1) business day after Lessee's receipt of such notice (the "Cure Date"), then unless Lessee proves that such action or inaction did not actually cause a delay in Substantial Completion of Lessor's Work, the Lessee Delay as set forth in such notice shall be deemed to have occurred commencing as of the date after the Cure Day and continuing for the number of days the inaction or action claimed by Lessor in such notice remains uncured and actually and directly causes a delay in Substantial Completion of the Lessor Work beyond such date. If Lessor's Work is not Substantially Complete by the Lessor Completion Date, the Rent Commencement Date under this Lease shall be postponed by one day for each day of delay in Substantial Completion of Lessor's Work until Substantial Completion occurs.


                                  "LESSOR":

                                  THE PRUDENTIAL INSURANCE COMPANY OF
                                  AMERICA, a New Jersey corporation


                                  By: Cushman & Wakefield of California, Inc.
                                      Its Managing Agent



                                      By:  /s/ Mark F. Hardyman
                                           ------------------------------------
                                               Mark F. Hardyman, Portfolio Mgr.
                                           ------------------------------------
                                                 [Printed Name and Title]


                                      By:  /s/ William Durecae
                                           ------------------------------------
                                               William Durecae, Director
                                           ------------------------------------
                                                 [Printed Name and Title]


                                  "LESSEE":

                                  GALOOB TOYS, INC., a Delaware corporation


                                      By:  /s/ Lou Novak
                                           ------------------------------------
                                               Lou Novak, C.O.O.
                                           ------------------------------------
                                                 [Printed Name and Title]


                                      By:
                                           ------------------------------------

                                           ------------------------------------
                                                 [Printed Name and Title]

                                    EXHIBIT A

                              Premises Description

The westerly 595 feet of Lot 15 of Tract No. 13645 in the City of Ontario, County of San Bernardino, State of California, as per map filed in Book 215, Pages 27 through 30 of Maps, records of said county.








                                    EXHIBIT A
                                   Page 1 of 1

                                    EXHIBIT B

                               Schedule of Reports


1. Fire Sprinkler System Report dated October 30, 1995, including 5-Year Certification dated October 18, 1995.

2. Report of Inspection of Fire Sprinkler System Pump prepared September 11, 1996 by Grinnel Fire Protection
         Company.

3.       Roofing Report prepared by Stout Roofing, Inc.

4.       1996 statement from South Coast Air Quality Management
         District regarding operation of diesel fuel fire pump.





                                    EXHIBIT B
                                   Page 1 of 1